STOCKHOLDERS' AGREEMENT

      This Stockholders' Agreement ("Agreement") is entered into as of July 22, 2004, by and among TRIDENT ROWAN GROUP, INC., a Maryland corporation (the "Company"), and each of the stockholders set forth on SCHEDULE A attached hereto (the "Stockholders").

                                    Recitals

      A. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by that certain Share Exchange Agreement, dated as of May 25, 2004, by and among the Company, each of the persons listed under the caption "Company Stockholders" on SCHEDULE A attached hereto, and Comtech Group, Inc. (the "Share Exchange Agreement").

      B. The Company and the Stockholders are entering into this Agreement to provide for (i) the designation and voting by the Stockholders, and the nomination by the Company, of certain Persons to serve on the Company's Board (as hereinafter defined); and (ii) restrictions on transfer, sale or other disposition of shares of the Company's Common Stock (as hereinafter defined) by the Stockholders.

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                   Section 1
                               DEFINITIONS; EFFECT

      1.1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      "Acquiror Nominees" has the meaning set forth in the Share Exchange Agreement.

      "Acquiror Stockholders" means those persons listed on SCHEDULE A to this Agreement under the caption "Acquiror Stockholders".

      "Act" means the Securities Act of 1933, as amended.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the common stock, $0.01 par value per share, of the Company.

      "Company Board" means the board of directors of the Company.

      "Company Nominees" has the meaning set forth in the Share Exchange Agreement.

      "Company Securities" means the Common Stock, Options and any other equity securities of the Company issued and outstanding at any time.

      "Company Stockholders" means those persons listed on SCHEDULE A to this Agreement under the caption "Company Stockholders".

      "Escrow Shares" means 16,058,085 shares held in escrow with Loeb & Loeb LLP, pursuant to the terms of that certain Escrow Agreement dated as of even date herewith.

      "Options" means any rights, options or warrants to purchase shares of any Common Stock or Preferred Stock or securities or obligations convertible or exercisable into any Common Stock or Preferred Stock.

      "Share Exchange Agreement" has the meaning set forth in Recital A above.

      "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

      "Transfer" means, with respect to the Company Securities, any transfer, sale, gift, exchange, assignment, pledge or other encumbrance or disposition of Company Securities by a Holder and in the case of a Stockholder that is not an individual, a Transfer of any Company Securities held by such Stockholder shall be deemed to have been made if any equity interest in such Stockholder is directly or indirectly transferred, sold, given, exchanged, assigned, pledged or disposed of to any other Person.

                                   Section 2
                      AFFIRMATIVE COVENANTS OF THE COMPANY
                              AND THE STOCKHOLDERS

      2.1. Voting Agreement.

            (a) Designation and Nomination of Directors. During the two-year period commencing on the date hereof, the Company shall nominate at each annual meeting of stockholders of the Company, the Company Nominees and the Acquiror Nominees to serve on the Company's Board of Directors. Each year during such period, the Company Stockholders and the Acquiror Stockholders shall submit to the Company their director designees for Company Nominees and Acquiror Nominees, respectively, not less than twenty (20) calendar days before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting.

            (b) Voting for Directors. Each of the Stockholders severally covenants and agrees that such Stockholder shall vote all shares of the Company Securities owned or controlled by such Stockholder and over which such Stockholder has voting control, as of the record date of any action of the stockholders of the Company, and shall take all other necessary actions and actions reasonably requested by any other Stockholder within such Stockholder's control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents or resolutions in lieu of meetings), so that the Company Nominees and the Aquiror Nominees shall be elected to the Company Board.


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

            (c) Filling Vacancies. If at any time in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors, vacancies exist on the Board of Directors, such vacancies shall be filled by the appointment of directors, either by (i) the remaining Company Nominees, if such vacancy was created by a Company Nominee, or (ii) the remaining Acquiror Nominees, if such vacancy was created by an Acquiror Nominee.

            (d) Payment of Expenses. The Company shall pay the reasonable out-of-pocket travel, lodging and other related expenses of all directors elected pursuant to this Section 2.1 incurred in connection with attendance at meetings of the Company Board or any committee thereof.

            (e) Number of Directors. Pursuant to the Company's By-laws, the Company Board consists of seven directors.

                                   Section 3
                            RESTRICTIONS ON TRANSFER

      3.1. Transfer Restrictions. Without limiting the restrictions on Transfer of securities of the Company as provided in the lock up letters executed as of even date herewith by each of the Stockholders, any Transfer by the Stockholder shall remain at all times subject to applicable securities laws, including without limitation, the resale restrictions imposed by Rule 144 promulgated under the Act.

                                   Section 4
                                 CONFIDENTIALITY

      4.1. Confidentiality. Each Stockholder covenants and agrees to maintain the confidentiality of all non-public information related to the business of the Company made available to the Stockholder and/or any of their representatives by the Company ("Confidential Business Information"). Without the prior written consent of the Company, each Stockholder further covenants and agrees not to disclose any Confidential Business Information to any person or entity, other than their respective Affiliates, partners and prospective partners, officers, directors, employees, attorneys, accountants and other agents ("Related Parties") and except as required by law or by government regulators; provided that to the extent a Stockholder discloses Confidential Business Information to Related Parties the Stockholder will advise the Related Party that the information is confidential and subject to this Agreement and that by accepting the information the Related Party acknowledges the information's confidentiality. Each Stockholder agrees that violation of this Section 4.1 would cause immediate and irreparable damage to the business of the Company, and consents to the entry of immediate and permanent injunctive relief for any violation thereof. Confidential Business Information excludes (a) information that is or becomes available to the public, other than by reason of the recipient's disclosure thereof to the public, (b) information that the recipient can demonstrate was known to the recipient prior to the recipient's receipt of the information from the Company or (c) information that becomes available to the recipient from a third person or source not known by the recipient to owe a duty of confidentiality to the Company.


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

                                   Section 5
                                  MISCELLANEOUS

      5.1. Legends. The Company and the Stockholders agree that, so long as this Agreement is in effect, all Company Securities now or hereafter held by any Stockholder will be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other legends required by any and all applicable federal or state securities laws:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS, INCLUDING WITH RESPECT TO VOTING FOR DIRECTORS CONTAINED IN THE STOCKHOLDERS' AGREEMENT DATED JULY 22 2004, AS AMENDED FROM TIME TO TIME, BY AND AMONG TRIDENT ROWAN GROUP, INC. AND THE PERSONS NAMED THEREIN, and the lock up letter executed by the stockholders, dated JULY 22, 2004. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY ANY STOCKHOLDER OF THE COMPANY UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY AT THE PRINCIPAL OFFICE OF THE COMPANY.

      5.2. Waivers and Amendments. The rights and obligations of the Company and the Stockholders hereunder may only be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended with the written consent of a majority of the shares of Company Securities held by each of the Company Stockholders and the Acquiror Stockholders, respectively, voting separately. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the holders of the shares who have not previously consented thereto in writing.

      5.3. Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

      5.4. Successors and Assigns. This Agreement shall be binding on each party hereto with respect to all Company Securities now or hereafter held by each Stockholder. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      5.5. Entire Agreement. Section 2.4 of the Share Exchange Agreement is hereby incorporated by reference. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement supersedes all prior and inconsistent agreements and understandings between and among any of the parties hereto.

      5.6. Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial (including Federal Express) or U.S. Postal Service overnight delivery service, or deposited in the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:


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

                              If to the Company, addressed to:

                                        Trident Rowan Group, Inc.
                                        c/o Comtech Group
                                        Room 1001, Tower C, Skyworth Building
                                        High-Tech Industrial Park
                                        Nanshan, Shenzhen PRC

                                        Attention:  Mr. Jingwei Kang
                                        Telephone No.: 011-755-267-4327
                                        Facsimile No.:  011-755-267-43508

                              with a copy to:

                                        Loeb & Loeb LLP
                                        345 Park Avenue
                                        New York, NY  10154
                                        Attn:  Mitchell S. Nussbaum, Esq.
                                        Telephone No.:  (212) 407-4159

                                        Facsimile No.:  (212) 407-4990

                              If to any Company Stockholder, at the address set forth on
                              SCHEDULE A
                              ----------

                              with a copy to:

                                       Loeb & Loeb LLP
                                       345 Park Avenue
                                       New York, NY  10154
                                       Attn:  Mitchell S. Nussbaum, Esq.
                                       Telephone No.:  (212) 407-4159

                                       Facsimile No.:  (212) 407-4990

                              If to any Acquiror Stockholder, at the address set forth on
                              SCHEDULE A
                              ----------

                              with a copy to:

                                       Kramer, Levin, Naftalis & Frankel LLP
                                       919 Third Avenue
                                       New York, New York 10022-3852
                                       Attention:  Scott S. Rosenblum, Esq.
                                       Telephone No.:  (212) 715-9411
                                       Facsimile No.:  (212) 715-8000


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

      Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the date (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

      5.7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      5.8. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      5.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when taken together, will be deemed to constitute on and the same agreement.

      5.10. Consent to Jurisdiction. The Company and each Holder hereby agree to submit to the exclusive jurisdiction of the courts of the State of New York and to the courts to which an appeal of the decisions of such courts may be taken, and consents that service of process with respect to all courts in and of the State of New York may be made by registered mail to it at the address set forth on SCHEDULE A hereto.

      5.11. Remedies.

            (a) The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.


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

            (b) Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

      5.12. Waiver of Jury Trial. Each of the parties hereto hereby voluntarily and irrevocably waive all rights to a trial by jury in any action or other proceeding brought in connection with or any matter arising under, out of or relating to, this Agreement (as this Agreement may hereafter be amended) or any of the transactions contemplated hereby or thereby.

      5.13. No Third Party Rights. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors or assigns.

      5.14. Duration. This Agreement shall terminate and be of no further force or effect upon the written agreement of all of the parties hereto to terminate this Agreement, except that the provisions of Section 4.1 shall survive any termination of this Agreement.


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

      IN WITNESS WHEREOF, the Company and the Holders have executed this Agreement as of the date first set forth above.

                                  "Company"

                                        TRIDENT ROWAN GROUP, INC.

                                        By:          /s/ Mark Hauser
                                        ----------------------------------
                                        Name:        Mark Hauser
                                        ----------------------------------
                                        Title:       Co-Chief Executive Officer
                                        ----------------------------------

                                  "Stockholders"

                                        MARK HAUSER
                                        ----------------------------------
                                        (Print Name of Holder)

                                        /s/Mark Hauser
                                        ----------------------------------
                                        (Signatory)

                                        Mark Hauser
                                        ----------------------------------
                                        (Print Name of Signatory)

                                        EMANUEL ARBIB
                                        ----------------------------------
                                        (Print Name of Holder)

                                        /s/ Emanuel Arbib
                                        ----------------------------------
                                        (Signatory)

                                        Emanuel Arbib
                                        ----------------------------------
                                        (Print Name of Signatory)

                                        MARK SEGALL
                                        ----------------------------------
                                        (Print Name of Holder)

                                        /s/ Mark Segall
                                        ----------------------------------
                                        (Signatory)

                                        Mark Segall
                                        ----------------------------------
                                        (Print Name of Signatory)


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

                                        ----------------------------------
                                        COMTECH GLOBAL INVESTMENT LTD.
                                        ----------------------------------
                                        (Print Name of Holder)

                                        /s/J. Kang
                                        ----------------------------------
                                        (Signatory)

                                        Jingwei (Jeffrey)Kang
                                        ----------------------------------
                                        (Print Name of Signatory)

                                        Sole Director
                                        (Title of Signatory)

                                        ----------------------------------
                                        PURPLE MOUNTAIN HOLDING LTD..
                                        ----------------------------------
                                        (Print Name of Holder)

                                        /s/Justin Tang
                                        ----------------------------------
                                        (Signatory)

                                        Yue (Justin) Tang
                                        ----------------------------------
                                        (Print Name of Signatory)

                                        President/ Director
                                        (Title of Signatory)

                                        REN INVESTMENT INTERNATIONAL LTD.
                                        ----------------------------------
                                        (Print Name of Holder)

                                        /s/J. Kang
                                        ----------------------------------
                                        (Signatory)

                                        Jingwei (Jeffrey)Kang
                                        ----------------------------------
                                        (Print Name of Signatory)

                                        Sole Director
                                        (Title of Signatory)


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

                                   SCHEDULE A

                        NAME AND ADDRESS OF STOCKHOLDERS

COMPANY STOCKHOLDERS

Comtech Global Investment Ltd.
Romasco Place
P.O. Box 3140
Road Town, Tortola
British Virgin Islands

Purple Mountain Holding Ltd.
3rd Floor, Qwomar Complex
P.O. Box 765
Road Town, Tortola
British Virgin Islands

Ren Investment International Ltd.
c/o Comtech Technology (Shenzhen) Ltd.
Room 1001, Tower C, Skyworth Building
High-Tech Industrial Park
Nanshan, Shenzhen PRC

ACQUIROR STOCKHOLDERS

Mark Hauser
c/o FdG Associates
299 Park Avenue
16th Floor
New York, NY 10171

Emanuel Arbib
4 Hill Street
London WNJSNE
United Kingdom

Mark Segall
251 West 89th Street, Apt. 2D
New York. NY 10024


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